                                                                   EXHIBIT 10.11


                               AMENDMENT OF LEASE

        AMENDMENT OF LEASE dated this day of 17th day of October, 1994 by and between the ESTATE OF S. KLEIN, having an office at 32 Union Square East, New York, New York 10003 ("Landlord") and F.P.G. INTERNATIONAL INC., having an office at 24-30 Union Square East, New York, New York 10003 ("Tenant").

                                  WITNESSETH:

        WHEREAS, Landlord is the fee owner of certain premises located at 24-32 Union Square East, New York, New York (the "Building"); and

        WHEREAS, Landlord and 24-32 Union Square East Associates Limited Partnership (the "Net Lessee") entered into a ground lease for portions of the Building dated as of October 1, 1988 as amended by an agreement dated June 1, 1989 (collectively, the "Ground Lease"); and

        WHEREAS, the Net Lessee and Tenant entered into a sublease dated August 9, 1990 (the "Lease") whereby the Net Lessee leased to Tenant certain premises in-the Building, including the entire penthouse floor, the entire sixth floor south and the entire seventh floor north (the "Existing Premises"); and

        WHEREAS, pursuant to a Lease Surrender Agreement dated as of June 30, 1993, Landlord terminated the Ground Lease and released the Net Lessee from further obligations thereunder and agreed to and has continued to recognize Tenant as its direct Tenant under the Lease; and

        WHEREAS, Landlord and Tenant desire to modify and amend the terms of the Lease to extend the term thereof, to add the entire fifth floor - south of the Building (the "New Premises") to the Existing Premises and to make certain other adjustments and modifications to the Lease.

        NOW THEREFORE, in consideration of the terms, conditions and covenants herein set forth the parties hereto agree as follows:

        1. Landlord hereby leases to Tenant and Tenant hereby accepts from Landlord the entire New Premises for a term of ten (l0) years commencing on the date hereof (the "Commencement Date"). The New Premises and the Existing Premises are sometimes hereinafter referred to, collectively, as the "Premises". The term of the Lease shall be extended so that same shall be for a term of ten
(10) years commencing on the Commencement Date and expiring on the tenth (10th) anniversary of the Commencement Date (the "Expiration Date"). All of the terms, covenants and conditions of the Lease which refer to (the "Term") shall be deemed to refer to a ten (10) year term commencing on the Commencement Date hereof.

        2. In addition to the Minimum Rent set forth in Article 39 B. of the Lease, Tenant shall pay additional Minimum Rent for the New Premises as follows:

                A. Minimum Rent:

        (i) $161,000 per annum ($13,416.67 per month) during the period commencing on the Commencement Date and continuing to and including the next day proceeding the second anniversary of the Commencement Date, both dates inclusive;

        (ii) $166,635 per annum ($13,886.25 per month) during the period commencing on the second anniversary of the Commencement Date and continuing to and including the day next proceeding the third anniversary of the Commencement Date, both dates inclusive;

        (iii) $172,467.23 per annum ($14,372.27 per month) during the period commencing on the third anniversary of the Commencement Date and continuing to and including the day next proceeding the fourth anniversary of the Commencement Date, both dates inclusive;

        (iv) $178,503.58 per annum ($14,875.30 per month) during the period commencing on the fourth anniversary of the Commencement Date and continuing to and including the day next proceeding the fifth anniversary of the Commencement Date, both dates inclusive;

        (v) $184,751.20 per annum ($15,395.93 per month) during the period commencing on the fifth anniversary of the Commencement Date and continuing to and including the day next proceeding the sixth anniversary of the Commencement Date, both dates inclusive;

        (vi) $191,217.50 per annum ($15,934.79 per month) during the period commencing on the sixth anniversary of the Commencement Date and continuing to and including the day next proceeding the seventh anniversary of the Commencement Date, both dates inclusive;

        (vii) $197,910.11 per annum ($16,492.51 per month) during the period commencing on the seventh anniversary of the Commencement Date and continuing to and including the day next proceeding the eighth anniversary of the Commencement Date, both dates inclusive;

        (viii) $204,836.96 per annum ($17,069.75 per month) during the period commencing on the eighth anniversary of the Commencement Date and continuing to and including the day next proceeding the ninth anniversary of the Commencement Date, both dates inclusive; and

        (ix) $212,006.25 per annum ($17,667.19 per month) during the period commencing on the ninth anniversary of the Commencement Date and continuing to and including the day next proceeding the tenth anniversary of the Commencement Date, both dates inclusive.

        B. "Additional Rent" shall consist of all other sums of money as shall become due and payable by Tenant to Landlord or to third parties hereunder (for default in payment of which Landlord shall have the same remedies as a default in payment of Minimum Rent). All Minimum Rent and Additional Rent shall be made payable to: Estate of S. Klein, 32 Union Square East, New York, New York 10003, or as may be otherwise provided in a written notice by Landlord to Tenant.

        C. Notwithstanding anything herein to the contrary, provided that Tenant is not in default of any covenant of this Lease, Tenant shall be entitled to a credit against the Minimum Rent due for the New Premises in the amount of

$93,916.69, to be credited in seven (7) equal monthly installments of $13,416.67 each as an offset against the first seven (7) installments of Minimum Rent due for the New Premises under this Lease.

        D. The parties hereto acknowledge that the Commencement Date of the Lease for the Existing Premises was March 1, 1991 and that the Term has been extended so that the Expiration Date shall be the tenth (10th) anniversary of the Commencement of the Lease for the New Premises. Therefore, the Minimum Rent set forth in Article 39 B. of the Lease for the Existing Premises shall be modified to provide that commencing March 1, 2001, Minimum Rent for the Existing Premises shall be as follows:

        (i) $572,220.40 per annum ($47,685.03 per month) during the period from March 1, 2001 to and including February 28, 2002;

        (ii) $592,248.11 per annum ($49,354.01 per month) during the period from March 1, 2002 to and including February 28, 2003;

        (iii) $612,976.80 per annum ($51,081.40 per month) during the period from March 1, 2003 to and including February 29, 2004;

        (iv) $634,430.98 per annum ($52,869.25 per month) during the period from March 1, 2004 to and including the day next preceding the Expiration Date of this Lease as set forth in Paragraph 1 hereof.

        3. Tenant acknowledges that it is accepting delivery of the New Premises, "as is" and that Landlord shall have no obligation or responsibility to perform any work, installations or alterations necessary or desirable to make the New Premises suitable for Tenant's use and occupancy except as may be set forth on Exhibit "A" as "Landlord's Work". All of Tenant's Work to make the New Premises suitable for Tenant's use and occupancy shall be performed in accordance with the provisions of Article 40 of the Lease.

        4. Tenant, at Tenant's sole cost and expense, shall obtain electricity for the New Premises directly from the utility company furnishing electricity to the Building. The cost of such service shall be paid by Tenant directly to such utility company.

        5. Article 42 A. of the Lease shall be modified only with respect to the New Premises to provide that the Base Tax shall be the fiscal period of July 1, 1994 through June 30, 1995 and "Tenant's Share" for the New Premises shall be 7.3%. In all other respects the provisions of Article 42 shall be applicable to the New Premises, utilizing the Base Tax and Tenant's Share as set forth in this paragraph.

        6. Landlord has advised Tenant and Tenant so acknowledges that there are no existing mortgages or ground leases to which the Lease is subject and subordinate. The Mortgage and Ground Lease referred to in Article 51C have been satisfied, discharged and/or terminated so that the Building is no longer encumbered by a mortgage or a ground lease.

        7. Article 53 of the Lease is hereby deleted and replaced with the following Article 53:

        "53. BROKER. Tenant covenants, warrants and represents that except for Mr. Harvey Marks of First New York Realty Co., Inc., there were no brokers instrumental in consummating this Lease and no conversations or negotiations were had with any broker concerning the renting or leasing of the New Premises. Tenant agrees to pay any commissions that may be due to said broker by and pursuant to a separate writing. Tenant agrees to indemnify, defend and hold and save Landlord harmless against any and all liability from any claims of any other broker who claims to have dealt with the Tenant, including, without limitation, the cost of counsel fees and disbursements in connection with the renting of the New Premises."

        8. Article 73 B. of the Lease is hereby modified to provide that all notices to Landlord shall be sent to the address set forth at the head of this document with a copy to Tenzer, Greenblatt, Fallon & Kaplan, 405 Lexington Avenue, New York, New York 10174, attention: Kenneth Gordon, Esq.

        9. Landlord acknowledges that Tenant shall not be required to post any security deposit for the New Premises.

        10. Article 79 of the Lease is hereby deleted.

        11. Article 83 I. of the Lease is hereby deleted.

        12. Article 86 of the Lease is hereby modified to provide that the certificate of occupancy for the New Premises (5th floor) is as shown on the annexed certified certificate of occupancy for the Building.

        13. Article 90 of the Lease is hereby deleted.

        14. RIGHT OF FIRST REFUSAL. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have a right of first refusal to lease the fourth floor of the Building on the same terms, covenants and conditions as may be set forth in any bona fide offer received by Landlord from a third party, in writing, seeking to rent the fourth floor of the Building for such purposes and uses as may be permitted by law (the "Offer"). Landlord, upon receipt of the Offer, shall promptly transmit same to Tenant who shall have a period of 15 days to match the Offer and all of its terms, covenants and conditions (the "Acceptance Period"). If Tenant agrees to meet the terms of the Offer, it shall send to Landlord a written notice of acceptance of the offer within the Acceptance Period. Failure of Tenant to accept the Offer within the Acceptance Period or failure of Tenant to execute a lease containing the same terms and conditions as set forth in the Offer (which lease shall be deemed to be an amendment or an extension of the terms, covenants and conditions of this Lease, as amended) shall be deemed a waiver by Tenant of its right of first refusal and Landlord may lease the fourth floor premises upon all of the terms set forth in the Offer or upon such other or additional terms not less favorable to Landlord than those contained in the Offer within nine months following the last day of the Acceptance Period. If, for any reason, Landlord does not execute a written lease as provided herein within such nine month period as provided herein, the right of first refusal set forth herein shall again be applicable for the balance of the term of this Lease and the foregoing procedure shall be repeated for any subsequent offers to lease the fourth floor of the Building.

        15. Landlord shall make available to Tenant the non-exclusive use of a passenger elevator in the Building which services the 5th floor, for use, during the construction period only, for the performance by Tenant of Tenant's Work in the New Premises; provided, however, that Tenant shall utilize the elevator to transport suitable construction material only in a manner which will not damage the elevator cab, controls, door, frames or cables and further provided Tenant provides suitable coverings and pads for the floor, walls and doors of the elevator cab and removes same and cleans any debris after each use thereof. Tenant shall maintain and keep this elevator in good order and condition and hereby indemnifies and hold Landlord harmless of and from any damage, cost or liability which may be incurred by reason of Tenant's use of such elevator to transport construction materials. From and after completion of Tenant's Work, Tenant shall be entitled to use and shall use the elevator for passenger purposes and light deliveries only.

        16. Notwithstanding anything contained in this Lease to the contrary, provided Tenant is not in default under this Lease as of the date of Tenant's Termination Notice, Tenant shall have the right to terminate this Lease, as to the New Premises (5th floor) only, at any time after the 3rd anniversary of this Amendment of Lease (the "Early Termination Date") by written notice ("Tenant's Termination Notice") delivered to Landlord six (6) months prior to such proposed Early Termination Date. Tenant's Termination Notice shall be accompanied by Tenant's certified or bank check in an amount equal to six (6) months rent with respect to the delivery of Tenant's Termination Notice as and for an early termination fee. Upon timely delivery of Tenant's Termination Notice and the aforementioned check and Tenant's continued compliance with the terms of this Lease, including all payment of rent and additional rent to and including the Early Termination Date, this Lease as to the New Premises (5th floor) only will expire on the Early Termination Date as if such date were the Expiration Date set forth herein and Tenant shall vacate the New Premises (5th floor) only on or before the Early Termination Date leaving the same in the condition otherwise required upon the expiration or sooner Termination of this Amendment of Lease.

        17. Except as otherwise modified or amended herein, all of the terms, covenants and conditions of the Lease are deemed to be ratified and approved as if set forth at length herein.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   LANDLORD:

                                   ESTATE OF S. KLEIN

                                   By:  /s/ SANFORD SAIDEMAN
                                      ------------------------------------------
                                            Sanford Saideman, Administrator

                                   TENANT:

                                   F.P.G. INTERNATIONAL, INC.

                                   By: /s/ BARBARA ROBERTS
                                      ------------------------------------------

                                   EXHIBIT A
                                LANDLORD'S WORK

        A. Landlord agrees to furnish and install in accordance with all applicable building codes the following Building Standard Work:

        All Landlord's Work shall be performed in connection with Tenant's occupancy of the fifth floor of the Building (the "New Premises") and shall be performed expeditiously and completed prior to the date Tenant takes occupancy of the New Premises for purposes of conducting its business therein Landlord's work will not materially interfere with Tenant's performance of Tenant's Work.

        Notwithstanding the aforesaid, items A, B, C and E will not be commenced until Tenant has authorized Landlord to do so in writing; such work will be completed by Landlord within 21 business days of Tenant's notification.

        A. [Deleted].

        B. That portion of the fifth floor slab shown on the plans to be provided shall be leveled so that the fifth floor slab meets all applicable code and governmental requirements.

        C. That portion of the ceiling as shown on the plans to be provided shall be fire proofed so that the ceiling meets all code and governmental requirements.

        D. Existing air conditioning system on the fifth floor of the Building shall be delivered to Tenant in good working condition. Landlord agrees to provide one year warranty on performance of such units.

        E. Landlord will install four thermostat controls for the heating servicing the fifth floor of the Building at locations designated by Tenant and noted on the plans to be provided.

        F. Existing fifth floor bathrooms will be renovated, where required, to comply with all ADA requirements and shall be delivered to Tenant in a finished condition.

        G. All exterior windows in the New Premises are to be placed in good working condition, free of water and air leakage.

        H. Landlord shall install a "lock-out" device in at least one elevator servicing the 5th floor.